EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Blonder Tongue Laboratories, Inc.  on Form  S-8 of our report dated March 31, 2014, with respect to our audits of the consolidated financial statements of Blonder Tongue Laboratories, Inc. and Subsidiaries as of December 31, 2013 and 2012 and for the years then ended appearing in the Annual Report on Form 10-K of Blonder Tongue Laboratories, Inc. for the year ended December 31, 2013.

/s/ Marcum llp

Marcum llp
New York, NY
May 29, 2014